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                                                                 Exhibit 10.08

                                   AMENDMENT
                                       TO
                  MANAGEMENT INCENTIVE STOCK OPTION AGREEMENT

        THIS AMENDMENT TO MANAGEMENT INCENTIVE STOCK OPTION AGREEMENT ("Amendment") is made and entered into as of January 19, 1995 by and between EDUCATION MANAGEMENT CORPORATION, a Pennsylvania corporation (the "Company"), and ________________, an officer or manager of the Company (the "Optionee").

                                  WITNESSETH:

        WHEREAS, EMC Holdings, Inc. (as predecessor-by-merger to the Company) and the Optionee entered into that certain Management Incentive Stock Option Agreement dated as of July 1, 1990 (the "Agreement") in connection with a grant of stock options pursuant to the Company's Management Incentive Stock Option Plan adopted effective as of July 1, 1990 (the "Plan"); and

        WHEREAS, the Company has amended the Plan effective as of the date hereof; and

        WHEREAS, the Company and the Optionee desire to amend the Agreement in order to adopt the modifications made to the Plan as of the date hereof, all of which changes are beneficial to the Optionee.

        NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound hereby, agree as follows:

        1. Amendment of Paragraph 4. Paragraph 4 of the Agreement is hereby amended and restated in its entirety as follows:

        4.  Vesting: Exercise of Options.

                (a) The option rights of the Optionee will be exercisable for a five-year period, beginning on July 1, 1995 and ending on July 1, 2000 (the "Expiration Date"), provided that they have vested. Vesting will occur with respect to the number of shares and on the date set forth below; provided that the vesting requirements set forth in the following sentence (the "Vesting Requirements") are determined to have been satisfied, based upon the
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        Company's audited financial statements or other information satisfactory to the Committee.

                Number of Shares                      Vesting Date
                ----------------                      ------------

                The first 2,425 Shares:               July 1, 1991
                (25% of total grant)

                An additional 2,425 Shares:           July 1, 1992
                (25% of total grant)

                An additional 2,425 Shares:           July 1, 1993
                (25% of total grant)

                An additional 2,425 Shares:           July 1, 1994
                (25% of total grant)

                (b) Options will vest annually as provided in Paragraph 4(a) above, provided that the sum of (i) seven (7) times the Company's consolidated earnings before marketing expense capitalization ("MEC"), interest and taxes before giving effect to charges resulting from (A) the amortization of the purchase price premium associated with the 1986 and 1989 recapitalizations of the Company; (B) contributions to the Company's Employee Stock Ownership Plan ("ESOP"); (C) special non-cash charges; and (D) options granted under the Plan, or any similar plan adopted by the Company in the future ("HEBIT before MEC"), less (ii) the consolidated total interest-bearing debt of the Company, including all current maturities, short-term interest-bearing debt and capitalized leases, but with such debt being reduced by the amount of cash and equivalents ("Net Debt"), exceeds the following amounts at the close of the then most recent fiscal year:

                  Fiscal Year 1991                   $41 million
                  Fiscal Year 1992                   $64 million
                  Fiscal Year 1993                   $88 million
                  Fiscal Year 1994                   $114 million
                  Fiscal Year 1995                   $60.4 million
                  Fiscal Year 1996                   $76.6 million
                  Fiscal Year 1997                   $103.7 million
                  Fiscal Year 1998                   $145.8 million
                  Fiscal Year 1999                   $214.9 million

        The sale or other disposition of any significant asset(s) will impact the above calculation because of the effect on HEBIT before MEC, Net Debt and other

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        factors. The amounts described above will be appropriately revised upon any such sale or other disposition.

                (c) In the event that the vesting requirements are not satisfied in any one year, the options that were not vested in that year will vest in the next subsequent or later years if the vesting requirements are met in the next subsequent or later years.

                (d) Notwithstanding anything herein to the contrary, the date on which options granted under this Agreement may be exercised (i) may be accelerated by the Committee, in its sole discretion, and (ii) will be accelerated and all options will be immediately vested and exercisable, in the event of (A) a Change in Control (as defined below) or (B) a Public Distribution (as defined below); provided, that, in the case of a Public Distribution only, either:

                    (x) the per share value of the shares held by any of the Institutional Investors, as such term is defined in the Stockholders Agreement dated October 26, 1989, equals or exceeds the amount set forth below at the time of the Public Distribution:

                        12/14/94 - 12/13/95           $3.50 per share
                        12/14/95 - 12/13/96           $4.20 per share
                        12/14/96 - 12/13/97           $5.04 per share
                        12/14/97 - 12/13/98           $6.05 per share
                        12/14/98 - 12/13/99           $7.26 per share
                        12/14/99 - 12/13/2000         $8.71 per share

            (For purposes of this subparagraph (x), the per share value shall be equal to the public offering price per share before underwriting discounts and commissions); or

                    (y) the Company's HEBIT before MEC less Net Debt equals or exceeds the amount set forth below in the fiscal year preceding the fiscal year in which such Public Distribution occurs:

                        Fiscal Year 1995             $60.4 million
                        Fiscal Year 1996             $76.6 million
                        Fiscal Year 1997             $103.7 million
                        Fiscal Year 1998             $145.8 million
                        Fiscal Year 1999             $214.9 million

                (e) For the purposes of this Agreement, "Public Distribution" will mean a public offering of common stock of the Company pursuant to an effective registration statement under the Securities Act of 1933, as amended

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        (the ("Act"), at the conclusion of which (i) the Company is required to register shares of its common stock under Section 12(b) or (g) of the Securities Exchange Act of 1934, as amended, and (ii) at least 25% of the outstanding common stock of the Company shall have been sold to the public pursuant to one or more effective registration statements under the Act.

                (f) For the purposes of this Agreement, "Change in Control" will mean a transaction or series of transactions at the conclusion of which any person, firm or entity, and its Affiliates (as such term is defined in the Exchange and Repurchase Agreements dated October 26,
        1989), becomes the record or beneficial owner of, and/or obtains the right to purchase, more than 50% of the stock of the Company, or obtains the power to elect a majority of the Board of Directors of the Company; provided, however, that the issuance or transfer of shares, stock options and/or other contract rights to acquire shares to (i) the ESOP or (ii) one or more individuals who are employees of the Company and hold options previously granted under the Plan will not be considered in determining whether a "Change in Control" has occurred at the time of such issuance or transfer unless the Compensation Committee of the Company then determines (in its discretion) that it should be considered for that purpose."

        2. Amendment of Paragraph 12(b)(1). The second sentence of Paragraph 12(b)(1) of the Agreement is hereby amended and restated in its entirety as follows:

     "The purchase price to be paid per Share by the Company under this Paragraph 12(b)(1) or Paragraph 12(b)(2) below will be (i) so long as the Company has an ESOP and is required to obtain appraisals of its common stock for the purposes of such ESOP, the most recent value of such stock as determined by such appraisal; or (ii) if there is no appraisal of the Company's stock which meets the requirements of this subparagraph, seven
     (7) times the Company's HEBIT before MEC minus the Net Debt of the Company for the immediately preceding year, divided by the number of shares (on a fully diluted basis) as of the end of such year."

        3. No Other Amendments. Except as expressly amended by this Amendment, the Agreement, and each and every representation, warranty, covenant, term and condition therein, are hereby specifically ratified and confirmed.

        4. Counterparts. This Amendment may be executed in counterparts, each of which shall be an original, but all of which together shall constitute one instrument.

        5. Governing Law. This Amendment shall be construed and enforced in accordance with the laws of the Commonwealth of Pennsylvania.

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        IN WITNESS WHEREOF, the parties have caused this Amendment to be executed on the date first above written.

                                EDUCATION MANAGEMENT CORPORATION


                                By:
                                   -----------------------------
                                   Senior Vice President
                                   and Chief Financial Officer


                                EDUCATION MANAGEMENT CORPORATION
                                COMPENSATION COMMITTEE


                                By:
                                   -----------------------------


                                --------------------------------
                                Signature


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